2,500,000 SHARES

                 CYBER MERCHANTS EXCHANGE, INC. d.b.a. C-ME.com

                                  Common Stock



                       BEST EFFORTS COMPENSATION AGREEMENT



                                                           Alhambra, California
                                                           April 6, 1999



Andy Lam
Corporate Securities Group
175 W. Jackson Blvd., Suite #A-1951
Chicago, IL  60604

Dear Mr. Lam:

CYBER MERCHANTS EXCHANGE, INC.d.b.a. C-ME.Com, a California corporation (the "Company"), proposes to issue and sell an aggregate of two million five hundred thousand (2,500,000) shares of the Company's Common Stock, no par value per share (the "Common Stock" or "Shares").

The Shares will be offered to the public by the Company at a price of $6.00-$9.00 per share (the "Offering"). The purpose of this Agreement is to set forth the understanding of the parties relating to the right of Corporate Securities Group, a Chicago Corporation ("Broker-Dealer") to participate in the sale of the Shares as a broker-dealer exercising its best efforts to sell the Shares.

         Section 1. Representations and Warranties of the Company . The Company represents and warrants to and agrees with Broker-Dealer that:

         (a) A registration statement on Form SB-2 (File No. 333-41411) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the applicable rules and regulations (the "1933 Act Regulations") of the Securities and Exchange Commission (the "Commission"), and has been filed with the Commission; and such amendments to such registration statement as may have been required prior to the date hereof have been filed with the Commission, and such amendments have been similarly prepared. Such registration statement went effective with the Commission on _________________, 199__ (the "Date of Registration"). Copies of such registration statement and amendment or amendments of each related preliminary prospectus, and the exhibits, financial statements and schedules, as finally amended and revised, have been delivered to you.


         The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement became effective and, in the event any post-effective amendment thereto becomes effective prior to the closing of the Offering, shall also mean such registration statement as so amended. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations or, if no filing pursuant to Rule 424(b) of the 1933 Act Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such Registration Statement becomes effective.
                                      (3)

         (b) When the Registration Statement became effective, when the Prospectus was first filed pursuant to Rule 424(b) of the 1933 Act Regulations, when any amendment to the Registration Statement becomes effective, and when any supplement to the Prospectus is filed with the Commission, (i) the Registration Statement, the Prospectus and any amendments thereof and supplements thereto will conform in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations, and (ii) neither the Registration Statement, the Prospectus nor any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by Broker-Dealer expressly for use in the Registration Statement.

         (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of California with all requisite corporate power and authority to own, lease and operate its properties and the properties it proposes to own, lease and operate as described in the Registration Statement and the Prospectus and to conduct its business as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus. The Company has been duly qualified to do business and is in good standing as a foreign corporation in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as now conducted or proposed to be conducted as described in the Registration Statement and the Prospectus requires such qualification, except where the failure to do so would not have a material adverse effect on the Company.

         (d) The Company has full legal right, power and authority to enter into this Agreement, to issue, sell and deliver the Shares as provided herein and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors, rights, or by general equity principles and except to the extent the indemnification provisions set forth in Section 5 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

         (e) Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby, has been made or obtained and is in full force and effect.

         (f) Neither the issuance, sale and delivery by the Company of the Shares, nor the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by the Company will conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or the passage of time or both) constitute a default under, the Articles of Incorporation, by-laws of the Company; any indenture, mortgage, deed of trust, loan agreement, note, bond or other agreement or instrument to which the Company, is a party or to which it, any of its properties or other assets; or any applicable statute, law, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Company or its property; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company.

         (g) The Shares to be issued and sold hereunder have been validly authorized by the Company. When issued and delivered against payment therefor, the Shares will be duly and validly issued, fully paid and non-assessable. No preemptive rights of shareholders exist with respect to any of the Shares. No person or entity holds a right to require or participate in the registration under the 1933 Act of the Shares pursuant to the Registration Statement; and, except as set forth in the Prospectus, no person holds a right to require registration under the 1933 Act of any shares of Common Stock of the Company at any other time. No person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company. The form of certificates evidencing the Shares complies with all applicable requirements of California law.

         (h) The Common Stock to be issued upon exercise of the common stock purchase warrants to be issued to Broker-Dealer (the "Warrants") are duly authorized, and when issued and delivered pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights of any security holder of the Company. Neither the filing of the Registration Statement nor the offering or sale of the

                                      (4)

Shares gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock, except as described in the Registration Statement.

         (i) This Agreement has been duly and validly authorized, executed and delivered by the Company. The Company has full power and lawful authority to issue and sell the shares of Common Stock to be sold by it upon exercise of the Warrants (the "Warrant Shares") on the terms and conditions set forth herein, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or with the authorization, issue and sale of the Warrant Shares or the Warrants, except as may be required under the 1933 Act or state securities laws.

         (j) The Company has 5,750,000 shares (and 250,000 shares of Common Stock reserved for issuance upon exercise of currently exercisable stock options) of issued and outstanding shares of Common Stock, after effecting a 1-for-2 reverse stock split. The Company has no other issued and outstanding capital stock. The Company's authorized capitalization is as set forth in the Prospectus under the caption "Capitalization." Except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

         (k) The financial statements of the Company in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows for the periods specified, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods specified. The financial statement schedule included in the Registration Statement and the amounts in the Prospectus under the captions "Selected Financial Data" fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus. No other financial statements or schedules are required by Form SB-2 or otherwise to be included in the Registration Statement or the Prospectus. The unaudited pro forma combined financial information (including the related notes) included in the Prospectus complies as to form in all material respects to the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable. Such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company the pro forma financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.

         (l) KPMG, LLP, who have examined and are reporting upon the audited financial statements and schedules included in the Registration Statement, are, and were during the periods covered by their Reports included in the Registration Statement and the Prospectus, independent public accountants, as required by the 1933 Act and the 1933 Act Regulations.

         (m) The Company has not sustained, since inception, any material loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators' or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated in the Registration Statement and Prospectus, there has not been (i) any material change in the capital stock or partnership interests, as applicable, long-term debt, obligations under capital leases or short-term borrowings of the Company, (ii) any material adverse change, or any development which could reasonably be seen as involving a prospective material adverse change, in or affecting the business prospects, properties, assets, results of operations or condition (financial or other) of the Company, (iii) any liability or obligation, direct or contingent, incurred or undertaken by the Company, which is material to the business or condition (financial or other) of the Company, except for liabilities or obligations incurred in the ordinary course of business, (iv) any declaration or payment of any dividend or distribution of any kind on or with respect to the capital stock of the Company, or (v) any transaction that is material to the Company except transactions in the ordinary course of business or as otherwise disclosed in the Registration Statement and the Prospectus.

         (n) The Company is not in violation of its Articles of Incorporation or by-laws, and no default exists, and no event has occurred, nor state of facts exists, which, with notice or after the lapse of time to cure or both, would constitute a default in the due performance and observance of any obligation, agreement, term, covenant, consideration or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other



                                      (5)
agreement or instrument to which the Company is a party or by which it or any of its properties is subject. The Company is not in violation of, or in default with respect to, any statute, law, rule, regulation, order, judgment or decree, except as may be properly described in the Prospectus or such as is in the aggregate does not now have and will not in the future have a material adverse effect on the financial position, results of operations or business of the Company.

         (o) Except as described in the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation against the Company, its officers and directors or to which the properties, assets or rights of the Company are subject, before or brought by any court or governmental agency or body or board of arbitrators, which could result in any material adverse change in the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company.

         (p) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. To the best knowledge of the Company, there are no statutes or regulations applicable to the Company or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein. All agreements between the Company and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and by general equitable principles.

         (q) The Company owns, possesses or has obtained all material permits, licenses, franchises, certificates, consents, orders, approvals and other authorizations of governmental or regulatory authorities as are necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, or as contemplated in the Prospectus to be conducted, and the Company has not received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

                                      (6)

         (r) The Company owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle it to conduct its business now, and as proposed to be conducted or operated as described in the Prospectus, and the Company has not received notice of infringement or of conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could materially and adversely affect its business, prospects, properties, assets, results of operation or condition (financial or otherwise).

         (s) The Company has not directly or indirectly, at any time (i) made any contribution to any candidate for political office, or failed to disclose fully any such contribution, in violation of law or (ii) made any payment to any state, federal or foreign, governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. To the best knowledge of the Company, the Company's internal accounting controls and procedures are sufficient to cause such entities to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

         (t) To the best of the Company's knowledge, the Company's systems of internal accounting controls taken as a whole are sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's financial statements; and, to the best of the Company's knowledge, neither the Company, nor any employee or agent thereof, has made any payment of funds of the Company or received or retained any funds and no funds of the Company have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

         (u) The Company has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against the Company, nor does the Company know of any tax deficiency which is likely to be asserted against the Company which if determined adversely to the Company, could materially adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of any such entity, respectively. All tax liabilities are adequately provided for on the respective books of such entities.

         (v) The Company maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and, to the best of the Company's knowledge, consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

         (w) To the best of the Company's knowledge, no general labor problem exists or is imminent with the employees of the Company which would have a material adverse effect on the financial position, results of operations or business of the Company.

         (x) The Company and its officers, directors or affiliates have not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in or constitute the stabilization or manipulation of any security of the Company or to facilitate the sale or resale of the Shares in violation of any law, rule or regulation.

         (y) The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

                                      (7)

         (z) Except as otherwise disclosed in the Prospectus, the Company has not authorized or conducted nor has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under or affecting any real property currently leased or owned or by any means controlled by the Company (the "Real Property") except as in material compliance with applicable laws; to the knowledge of the Company, the Real Property and the Company's operations with respect to the Real Property are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws"), and the Company has, and is in compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws. Except as otherwise disclosed in the Prospectus, the Company has not received any written or oral notice from any governmental entity or any other person and there is no pending or threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company; alleges that the Company is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. S 9601, et seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or, alleges that the Company is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) involving Hazardous Materials whether arising under the Environmental Laws, common law principles or other legal standards.

         (aa) The Company will not become as a result of the transactions contemplated hereby, or will not conduct its business in a manner in which it would become, "an investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (bb) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, that is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not adequately described.

         (cc) All offers and sales by the Company of the Company's securities prior to the date hereof were at all relevant times duly registered under or exempt from the registration requirements of the 1933 Act and were duly registered in accordance with or the subject of an available exemption from registration under the applicable blue sky laws. The Company has not effected any sales of securities that would be required to be disclosed in response to
Item 701 of Regulation S-K that are not disclosed in the Registration Statement.

         Any certificate signed by any officer of the Company on behalf of the Company and delivered to you or to counsel for the Representative shall be deemed a representation and warranty of the Company to the Representative as to the matters covered thereby.

         Section 2. Certain Covenants of the Company. The Company covenants and agrees with Broker-Dealer, to use its best efforts to cause the Company to perform as follows:

         (a) The Company will use its best efforts to cause the Registration Statement to become effective (if not yet effective at the date and time that this Agreement is executed and delivered by the parties hereto). The Company will notify you immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the withdrawal thereof at the earliest possible moment.

                                      (8)

         (b) The Company will not at any time file or make any amendment to the Registration Statement, or any amendment or supplement to the Prospectus if you shall not have previously been advised and furnished a copy thereof a reasonable time prior to the proposed filing, or if you or your counsel reasonably object to such amendment or supplement.

         (c) The Company will deliver to you, at the Company's expense, from time to time as requested, such number of copies of the Prospectus (as supplemented or amended) as you may reasonably request. If the delivery of a Prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered not misleading, or, if for any reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the 1933 Act, the Company will notify you and upon your request prepare and furnish without charge to you and to any dealer in securities as many copies, as you may from time to time reasonably request, of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

         (d) The Company will use its best efforts to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to make any undertakings in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

         (e) The Company will make generally available to its security holders as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the "effective date of the Registration Statement" (as defined in Rule 158(c) of the 1933 Act Regulations), an earnings statement (in reasonable detail but which need not be audited) complying with the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder and covering a period of at least 12 months beginning after the effective date of the Registration Statement.

         (f) The Company will use the net proceeds received by it from the sale of the Shares substantially in the manner specified in the Prospectus under the caption "Use of Proceeds."

         (g) The Company will furnish to its security holders of record, as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of operations for each of the first three quarters of the fiscal year. During a period of five years after the date hereof, the Company will furnish to you: (i) concurrently with furnishing such reports to its security holders, statements of operations of the Company for each of the first three quarters in the form furnished to the Company's security holders;
(ii) concurrently with furnishing to its security holders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of cash flows and of security holders, equity of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of independent public accountants; (iii) as soon as they are available, copies of all reports (financial or otherwise) mailed to security holders; (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the NASD; (v) every material press release in respect of the Company or its affairs which is released or prepared by the Company, and (vi) any additional information of a public nature concerning the Company or its business that you may reasonably request. During such five-year period, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company are consolidated with any subsidiaries, and shall be accompanied by similar financial statements for any significant subsidiary that is not so consolidated.

         (h) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

                                      (9)

         (i) The Company will use its best efforts to acquire the inclusion of its shares of Common Stock on the National Association of Securities Dealers Automated Quotation system ("NASDAQ") and the American Stock Exchange ("AMEX") within six months from the date hereof.

         (j) The Company is familiar with the Investment Company Act and the rules and regulations thereunder, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner so as to ensure that the Company was not and will not be an "investment company" or an entity
"controlled" by an "investment company" within the meaning of the Investment Company Act.

         (k) The Company will not, and will use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the distribution of the Shares contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company which, in any such case, is in violation of any law, rule or regulation.

         (l) The Company will file timely and accurate reports on Form SR with the Commission in accordance with Rule 463 of the 1933 Act Regulations or any successor provision.

         (m) Prior to the closing of the Offering, the Company will not, and will use its best efforts to cause any affiliate of the Company not to issue a press release or other official communication directly or indirectly, nor hold a press conference with respect to the Company or with respect to the financial condition, results of operations, business, properties, assets or liabilities of the Company, or the offering of the Shares, without your prior written input within 72 hours which consent shall not be unreasonably withheld.

         (n) The Company will notify you promptly of any material adverse change affecting any of its representations, warranties, agreements and indemnities herein at any time prior to the closing of the Offering and take such steps as may be reasonably requested by you either to remedy or publicize the same, or both.

         (o) The Company will reserve and keep available that maximum number of its authorized but unissued shares of Common Stock which are issuable upon exercise of the Warrants outstanding from time to time.

         (p) On the last day that this Agreement is in full force and effect after the execution hereof, the Company shall execute and deliver to you the Warrants you have earned. The Warrants will be substantially in the form of the Stock Purchase Warrant filed as an exhibit to the Registration Statement, a copy of which is attached hereto as Exhibit "A".

         (q) For a period of five years from the Effective Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit and without issuing any opinion thereon) the Company's financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q quarterly report and the mailing of quarterly financial information to Stockholders.

         (r) As promptly as practicable after the closing of the Offering, the Company will prepare, at its own expense, hard cover "bound volumes" relating to the offering, and will distribute such volumes to the individuals designated by you.

         Section 3. Engagement & Allotment, Term, Reporting, Compensation and Payment of Expenses.

         (a)      Engagement & Allotment.

                  (i) Subject to the terms and conditions of this Agreement, the Company hereby engages Broker-Dealer, on a "best efforts" basis, as the Company's nonexclusive agent in connection with the sale of up to 50,000 Shares (the "Allotted Shares"). The number of Allotted Shares may be increased or decreased at the sole discretion of the Company upon three (3) days written notice to Broker-Dealer. Broker-Dealer will keep precise records of all purchases of stock, including the amount of the purchase, the exact title in which the Shares are to be issued and the address of the purchaser. The Shares will be issued promptly by the Company and, in no event, later than fifteen


                                      (10)

(15) days after notification by Broker-Dealer of the purchase with the information set forth above. The maximum amount of each sale shall be 8,800 shares. The minimum amount of each sale shall be 300 shares.

                  (ii) As to residents of the State of California who wish to purchase in excess of $2,500 worth of the Shares, Broker-Dealer will take appropriate measures to assure that the purchaser is "suitable" by having a minimum net worth (excluding home equity, home furnishings and automobiles) of at least $250,000 and a minimum gross income of $65,000 during the current tax year; or, in the alternative, a minimum net worth of $500,000. In either case, the amount of a purchaser's investment may not exceed ten percent (10%) of the purchaser's net worth.

                  (iii) Broker-Dealer shall use its best efforts to assist the Company in making sales of the shares pursuant to the Offering. Broker-Dealer makes no representations as to the amount of Shares it will be able to sell. There is no firm commitment to sell any certain amount of the Shares by Broker-Dealer.

                  (iv) Broker-Dealer will only offer the Company's stock in those states in which Broker-Dealer and its brokers are registered.

                  (v) Broker-Dealer agrees to become a market maker for the Company when legally permitted by its restrictive agreement with the NASD and the SEC and when approved by the Broker-Dealer's Board of Directors. At such time, Broker-Dealer agrees to assist with any filing requirements. Broker-Dealer does not currently act as a market maker and has no immediate plans to act as a market maker.

         (b) Term. The term of this Agreement shall commence as of the effective date hereof (the "Effective Date") and shall continue in full force and effect for a period of up to thirty (30) days from the Date of Registration as set forth in Section 1(a), above. This Agreement may be extended for additional period of 30 days upon the mutual written consent of both parties.

         (c) Reporting. Broker-Dealer shall offer the Shares pursuant to the Prospectus. Payment for the Shares shall be made by the Purchaser directly to the Escrow Agent as set forth in the Prospectus. The commission, as set forth in
Section 3(d), will be paid by the Company or deducted from the proceeds of the sale when subscriptions have been accepted for at least the Minimum amount as set forth in the Prospectus and such Minimum subscriptions are fully paid. Said commission and any other amounts due to Broker-Dealer hereunder shall be paid every Friday once the Minimum is reached. All amounts due shall be calculated as of the close of business on the immediately prior Thursday. If the Company or any other entity makes sales without Broker-Dealer, no commission will be due to Broker-Dealer on such sales.

         (d) Compensation.

                  The Company shall pay Broker-Dealer as follows:

                  (i) A commission of 7% based on the total offering amount of the Allotted Shares as set forth in Section 3(a)(i). The commission will be paid by the Company or deducted from the proceeds of the sale when subscriptions have been accepted for at least the Minimum amount as set forth in the Prospectus and such Minimum subscriptions are fully paid. If more than the Minimum is sold during the offering then commissions relating to such additional Shares will be paid out of escrow when monies for the Shares subscribed to are distributed to the Issuer.

                  (ii) The Company reserves the right to review all subscriptions for securities law compliance and to make the final determination whether to accept or reject subscriptions. No selling commissions will be payable with respect to subscriptions which are rejected by the Company.

                  (iii) As an additional incentive for Broker-Dealer to perform its services in a timely manner, Warrants in the form attached hereto as Exhibit "A" shall be issued to Broker-Dealer or its designees as follows:

                  1. A warrant to purchase up to five percent (5%) of the Allotted Shares, equal to 2,500 shares of stock with an exercise price of $9.90 - 14.85 per share, which shall not be less than one-hundred sixty-five percent (165%) of the Offering Price of the Shares. The warrant shall be in standard form (see Exhibit A) and shall be assignable, shall contain a net exercise provision, and shall expire no sooner than three (3) years after the listing of

                                      (11)
                           the Common Stock of the Company on the American Stock Exchange, or the NASDAQ System.

                  2. In both instances, as set forth above, the Warrants will be granted pro rata to the sale of the Shares by Broker-Dealer. Assuming all 50,000 Shares available for sale are sold by Broker-Dealer, 2,500 Warrants will be issued. If less than 50,000 Shares are sold by Broker-Dealer, Warrants will be issued on a pro rata basis in accordance with the actual number of Shares sold. For example, should 25,000 Shares be sold, Broker-Dealer will be entitled to 1,250 Warrants at a price of $9.90 - 14.85 per Share, which shall not be less than one-hundred sixty-five percent (165%) of the Offering Price of the Shares. The warrant shall be in standard form (see Exhibit A) and shall be assignable, shall contain a net exercise provision, and shall expire no sooner than three (3) years after the listing of the Common Stock of the Company on the American Stock Exchange, or the NASDAQ System. The Shares obtained upon exercise of the Warrants will be "restricted" stock subject to the trading provisions of Rule 144 promulgated by the Commission.

         (e) Payment of Expenses. The Company will pay and bear all costs, fees and expenses incident to the performance of its obligations under this Agreement (excluding fees and expenses of your counsel), including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to you, (b) the preparation of any Selected Dealers Agreement, the certificates representing the Shares, the Blue Sky Memoranda and any instruments relating to any of the foregoing, (c) the issuance and delivery of the Shares to the purchasers, including any transfer taxes payable upon the sale of the Shares,
(d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Shares under the applicable securities laws in accordance with Section 2(e) of this Agreement and any filing for review of the Offering with the NASD, including filing fees and fees and disbursements in connection therewith and in connection with the Blue Sky Memoranda, (f) all costs, fees and expenses in connection with the application for inclusion of the Shares on NASDAQ, (g) costs related to travel and lodging incurred by the Company and its representatives relating to meetings with and presentations to prospective purchasers of the Shares reasonably determined by you to be necessary or desirable to effect the sale of the Shares to the public and (i) all other costs and expenses incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this section.

         Section 4.  Opinion of Counsel and Accountants and other Conditions.

         (a) As a condition to the performance of your duties and obligations hereunder, you shall have received a favorable opinion of Evers & Hendrickson, LLP ("Evers & Hendrickson") counsel for the Company in form and substance satisfactory to counsel for you, to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California with all requisite corporate power and authority to own, lease and operate its properties and the properties it proposes to own, lease and operate as described in the Registration Statement and the Prospectus and to conduct its business as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus. To the best of such counsel's knowledge, there are no other jurisdictions in which the ownership or leasing of the Company's properties or the nature or conduct of its business as now conducted or proposed to be conducted as described in the Registration Statement and the Prospectus requires such qualification, except where the failure to do so would not have a material adverse effect on the Company. To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity (other than any indirect control that may be implied by virtue of Mr. Yuan and certain other officers of the Company serving as officers and/or directors of other companies).

                  (ii) The Company has full legal right, power and authority to enter into, deliver and perform this Agreement, to issue, sell and deliver the Shares as provided herein and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and by general equity principles and except to the extent that enforcement of the indemnification provisions set forth in Section 5 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

                                      (12)

                  (iii) Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Shares and the execution, delivery and performance of this Agreement has been made or obtained and is in full force and effect.

                  (iv) Neither the issuance, sale and delivery by the Company of the Shares to purchasers thereof, nor the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby or thereby by the Company will violate any of the terms and provisions of, or constitute a default under, any of the Articles of Incorporation or by-laws of the Company, or, to such counsel's knowledge, under any material indenture, mortgage, trust, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company is a party or to which any of its properties or other assets is subject; or, to such counsel's knowledge, violate any applicable statute, judgment, decree, order, rule or regulation of any court or governmental agency or body; or, to such counsel's knowledge, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of any of the foregoing.

                  (v) The description of the Company's authorized capital stock contained in the Registration Statement and the Prospectus under the caption "Capital Stock" meets the requirements of Item 12 of Form SB-2 under the 1933 Act, and the Common Stock conforms in all material respects as to legal matters to the description thereof contained in the Registration Statement and the Prospectus.

                  (vi) The Shares to be issued pursuant to the Offering have been validly authorized by the Company. When issued and delivered, the Shares will be validly issued, fully paid and nonassessable. No preemptive rights of shareholders exist with respect to any of the Shares. To such counsel's knowledge, no person or entity holds a right to require or participate in the registration under the 1933 Act of the Shares pursuant to the Registration Statement; and, except as set forth in the Prospectus, no person holds a right to require registration under the 1933 Act of any shares of Common Stock of the Company at any other time. To such counsel's knowledge, no person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company. The form of certificates evidencing the Shares comply with all applicable requirements of California law.

                  (vii) The Company has an authorized capitalization as set forth in the Prospectus under the caption "Capital Stock" as of the date therein. At the date of this Agreement, after effecting a 1-for-2 reverse stock split, the Company has 5,750,000 shares of issued and outstanding stock (and 250,000 shares of Common Stock reserved for issuance upon exercise of currently exercisable stock options), all of which is Common Stock. The Common Stock conforms in all material respects to the description of the Common Stock contained in the Prospectus. To the knowledge of such counsel, except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

                  (viii) To the knowledge of such counsel, the Company is not in violation of its Articles of Incorporation or by-laws, and no material default exists and no event has occurred which, with notice or after the lapse of time to cure or both, would constitute a material default in the due performance and observance of any obligation, agreement, term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument known to such counsel to which any such entity is a party or by which any such entity or any of its properties is subject. To the knowledge of such counsel, the Company is not in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as may be properly described in the Prospectus or such as in the aggregate does not now have and will not in the future have a material adverse effect on the financial position, results of operations or business of each such entity, respectively.

                  (ix) To such counsel's knowledge and except as described in the Prospectus, there is not pending or threatened, any action, suit, proceeding, inquiry or investigation against the Company or any of its officers and directors or to which the properties, assets or rights of the Company or such persons are subject, which, if determined adversely to the Company or any such persons, would individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of any such entity, respectively.

                  (x) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown and there are no contracts, leases or other documents known to such counsel of a character required to be described in the

                                      (13)

Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. There are no statutes or regulations applicable to the Company or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company, known to such counsel, of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein. To such counsel's knowledge, all agreements between the Company, and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

                  (xi) The Registration Statement has become effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or contemplated under the 1933 Act. Other than financial statements and other financial and operating data and schedules contained therein, as to which counsel need express no opinion, the Registration Statement, the Prospectus and any amendment or supplement thereto, appear on their face to conform as to form in all material respects with the requirements of Form SB-2 under the 1933 Act Regulations.

                  (xii) The Registration Statement, or any further amendment thereto made prior to the date hereof, on its effective date, contained or contains no untrue statement of a material fact and did not omit or does not omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, or neither the Prospectus nor any amendment or supplement thereto, as of its issue date, contained or contains any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such counsel need express no belief regarding the financial statements and related schedules and other financial data contained in the Registration Statement, any amendment thereto, or the Prospectus, or any amendment or supplement thereto).

                  (xiii) The Company is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act.

                  (xiv) The descriptions in the Prospectus of statutes, regulations, legal or governmental proceedings are accurate and present fairly a summary of the information required to be shown under the 1933 Act and the 1933 Act Regulations. The information in the Prospectus under the caption "Capitalization," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel, is correct and presents fairly the information required to be disclosed therein under the 1933 Act and the 1933 Act Regulations.

                  (xv) To such counsel's knowledge, no relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, that is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not adequately described.

                  (xvi) All sales by the Company of the Company's securities prior to the date hereof were at all relevant times duly registered under or, to the knowledge of such counsel, effected in a manner which was exempt from the registration requirements of the 1933 Act and were duly registered in accordance with or the subject of an available exemption from the registration requirements of the applicable blue sky laws. To the knowledge of such counsel, the Company has not effected any sales of securities that would be required to be disclosed in response to Item 701 of Regulation S-K that are not disclosed in the Registration Statement.

     In rendering the foregoing opinion, such counsel may rely on the following:

                  (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel familiar with the applicable laws,

                  (B) as to matters of fact, to the extent they deem appropriate, on certificates of responsible officers of the Company and certificates or other written statements of officers or departments of various

                                      (14)
         jurisdictions having custody of documents respecting the existence or good standing of the Company provided that copies of all such opinions, statements or certificates shall be delivered to your counsel. The opinion of counsel for the Company shall state that the opinion of any other counsel, or certificate or written statement, on which such counsel is relying is in form satisfactory to such counsel and that you and they are justified in relying thereon.

         (b) At the time that this Agreement is executed by the Company, you shall have received from KPMG, LLP a letter, dated the date hereof, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to the Company within the meanings of the 1933 Act and 1933 Act Regulations, and stating in effect that:

                  (i) in their opinion, the financial statements and any supplementary financial information and schedule included in the Registration Statement and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

                  (ii) on the basis of limited procedures (set forth in detail in such letter and made in accordance with such procedures as may be specified by you) not constituting an audit in accordance with generally accepted auditing standards, consisting of (but not limited to) a reading of the latest available internal unaudited financial statements of the Company, a reading of the minute books of the Company, inquiries of officials of the Company responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                  (A) the unaudited financial statements and supporting schedule and other unaudited financial data of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement;

                  (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited financial statements included in the Prospectus;

                  (C) any unaudited pro forma financial information included in the Prospectus does not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or the pro forma adjustments have not been properly applied to historical amounts in the compilation of that information; and

                  (D) at a specified date not more than five days prior to the date of delivery of such letter, there was any change in the capital stock or long-term debt or obligations under capital leases of the Company, or there were any decreases in net current assets or net assets, or shareholders' equity, from that set forth in the Company's balance sheet at December 31, 1998, except as described in such letter; and

                  (iii) in addition to the procedures referred to in clause (ii) above and the examination referred to in their Reports included in the Registration Statement, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by you which are derived from the general accounting records of the Company, which appear in the Registration Statement or the exhibits or schedules thereto and are specified by you, and have compared such amounts, percentages and financial information with the accounting records of the Company and with material derived from such records and have found them to be in agreement.

         (c) At the time of the closing of the Offering, you shall have received from KPMG, LLP, a letter, in form and substance satisfactory to you and dated as of the date of the closing of the Offering, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (b) above, except that the specified date referred to shall be a date not more than five days prior to the date of closing of the Offering.

         (d) The NASD,  upon  review of the terms of the public  offering of the
Shares,  shall  not  have  objected  to  such  offering,   such  terms  or  your
participation in the same.

                                      (15)

     Section 5.   Indemnification and Contribution.

         (a) The Company will indemnify and hold harmless Broker-Dealer and each person, if any, who controls Broker-Dealer within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all attorneys'
fees), to which it or such controlling person may become subject under the 1933 Act, the 1934 Act or insofar as such losses, claims, damages or liabilities in respect thereof arise out of or are based upon any breach of any warranty or covenant of the Company herein contained or by reason of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse Broker-Dealer for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by Broker-Dealer expressly for use therein. In addition to its other obligations under this Section 5 (a), the Company agrees that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 5 (a), it will reimburse Broker-Dealer on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse Broker-Dealer for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to Broker-Dealer within 30 days of a request for reimbursement shall bear interest at the prime rate (or reference rate or other commercial lending rate for borrowers of the highest credit standing) published from time to time by The Wall Street Journal (the "Prime Rate") from the date of such request. The Company will not, without the prior written consent of Broker-Dealer, settle or compromise or consent to the entry of any judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not Broker-Dealer is a party to such action or claim), unless such settlement, compromise or consent includes an unconditional release of Broker-Dealer from all liability arising out of such action or claim (or related cause of action or portion thereof).

         The indemnity agreement in this Section 5(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls Broker-Dealer within the meaning of the 1933 Act or the 1934 Act to the same extent as such agreement applies to Broker-Dealer.

         (b) Broker-Dealer will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by Broker-Dealer expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to its other obligations under this Section 5(b), Broker-Dealer agrees that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 5(b), it will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of its obligation to reimburse the Company for such expenses and the possibility that such

                                      (16)
payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to the Company within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities that Broker-Dealer may otherwise have.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; no indemnification provided for in Section 5(a) or 5(b) shall be available to any party who shall fail to give notice as provided in this Section 5(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under Section 5. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, except that if the indemnified party has been advised by counsel in writing that there are one or more defenses available to the indemnified party which are different from or additional to those available to the indemnifying party, then the indemnified party shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel for the indemnified party shall be paid by the indemnifying party; provided, however, that if the indemnifying party is the Company, the Company shall only be obligated to pay the reasonable fees and expenses of a single law firm (and any reasonably necessary local counsel) employed by all of the indemnified parties and the persons referred to in Section 5(a) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Section 5(a) and 5(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the National Association of Securities Dealers, Inc. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 5(a) and 5(b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses that is created by the provisions of Sections 5(a) and 5(b).

         (e) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in this Section 5 is for any reason judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the right of appeal) to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company on the one hand, and Broker-Dealer on the other shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company and Broker-Dealer, as incurred, in such proportions that (a) Broker-Dealer is responsible pro rata for that portion represented by the commission percentage appearing on the cover page of the Prospectus bears to the initial public offering price (before deducting expenses) appearing thereon, and (b) the Company is responsible for the balance, provided, however, that no person guilty of fraudulent misrepresentations (within the meaning of Section 12(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; provided, further, that if the allocation provided above is not permitted by applicable law, the Company, on the one hand and Broker-Dealer on the other shall contribute to the aggregate losses in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand, and Broker-Dealer on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other

                                      (17)
things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company on the one hand, or by Broker-Dealer on the other hand, and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Broker-Dealer agree that it would not be just and equitable if contributions pursuant to this Section 5(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5(e). The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending such action or claim.

         Section 6. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company or their respective officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect will survive the termination of this Agreement.

         Section 7. Notices.

         All notices or communications required or permitted hereunder shall be in writing and shall be mailed or delivered as follows:

                  If to the Company:        CYBER MERCHANTS EXCHANGE, INC.
                                            d.b.a. C-ME.com
                                            320 S. Garfield Avenue, Suite 318
                                            Alhambra, CA 91801
                                            Attention: Frank Yuan

                  If to Broker-Dealer:  (a) Corporate Securities Group
                                            175 W. Jackson Blvd., Suite #A-1951
                                            Chicago, IL  60604
                                            Attention: Andy Lam


         Section 8. Miscellaneous. This Agreement contains and constitutes the entire agreement between the parties hereto and supersedes all prior written or oral and all contemporaneous agreements or negotiations with respect to the subject matter hereof. The Agreement may only be amended, modified or waived in writing signed by both parties hereto. This Agreement shall be governed in accordance with the laws of the State of California; without reference to the conflict of law provisions thereof. This Agreement may be executed in counterparts.

         Section 9. Governing Law and Time. This Agreement shall be governed by the laws of the State of California. Specified time of the day refers to United States Pacific Time. Time shall be of the essence of this Agreement.

         Section 10. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and Broker-Dealer in accordance with its terms.


                                            Very truly yours,

                                            CYBER MERCHANTS EXCHANGE, INC.
                                            d.b.a. C-ME.com


                                            By: ________________________________

                                      (18)

                                            Name: Frank Yuan

                                            Title:   President


Confirmed and accepted as of
the date first above written:

CORPORATE SECURITIES GROUP


By: _____________________________________

Name: Andy Lam

Title: